SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                               -------------------

                                    FORM 8-K

                                 CURRENT REPORT

                       PURSUANT TO SECTION 13 OR 15(d) OF

                       THE SECURITIES EXCHANGE ACT OF 1934




Date of Report (date of
earliest event reported):                   April 27, 2000



Commission     Registrant, State of Incorporation,           I.R.S. Employer
File Number    Address and Telephone Number                  Identification No.
-----------    -----------------------------------           ------------------

1-6047         GPU, Inc.                                       13-5516989
               (a Pennsylvania corporation)
               300 Madison Avenue
               Morristown, New Jersey 07962-1911
               Telephone (973) 401-8200


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ITEM 5. OTHER EVENTS.
        ------------

        As previously reported on April 14, 2000, the tender offer by GPU, Inc. ("the Company") and its wholly-owned subsidiary, GPX Acquisition Corp. ("Acquisition Corp.") to acquire all of the outstanding shares of common stock of MYR Group Inc. ("MYR") for $30.10 per share, or for a total of approximately $215 million, expired by its terms. Accordingly, beginning on April 18, 2000, Acquisition Corp. purchased and paid for a total of 6,241,416 shares of MYR common stock representing approximately 93% of MYR's outstanding common stock.

        On April 26, 2000, MYR was merged with and into Acquisition Corp. in accordance with Delaware law. MYR shareholders who did not tender their shares pursuant to the tender offer will receive $30.10 per share for their MYR stock, or may exercise their statutory appraisal rights under Delaware law.

        A copy of GPU's related news release is annexed as an exhibit.


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ITEM 7.    FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.
           ------------------------------------------------------------------

        (c)    Exhibit

               1.     GPU News Release, dated April 27, 2000.



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                                    SIGNATURE

        PURSUANT TO THE REQUIREMENTS OF THE SECURITIES EXCHANGE ACT OF 1934, THE REGISTRANT HAS DULY CAUSED THIS REPORT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED THEREUNTO DULY AUTHORIZED.

                                    GPU, INC.



                                    By:  /s/ T. G. Howson
                                         -------------------------------
                                          T. G. Howson, Vice President
                                          and Treasurer

Date:   May 1, 2000